UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2007 (June 29, 2007)

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

A# Room 0706-0707, The Spaces International Center,
No. 8 Dongdaqiao Road,
Chaoyang District, Beijing
People's Republic of China, 100020
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86)10-58702123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On June 29, 2007, China Agritech, Inc. (the “Company”) reported its entry on the same date into a securities purchase agreement (“Securities Purchase Agreement”) with Chang Yu, the President and CEO of the Company, and certain accredited investors listed on the schedule of buyers attached thereto and identified on the signature pages thereto (the “Investors”), pursuant to which, the Company agreed to issue and sell to the Investors 5,556,000 shares (the “Shares”) of the Company’s common stock equalling 29.02% of the issued and outstanding capital stock of the Company, for a purchase price, in the aggregate, of $15,001,200 or $2.70 per share. Other than in respect of this transaction or prior investments in the Company, none of the Investors has had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

On July 6, 2007, the Company reported that the parties consummated the closing of the Securities Purchase Agreement (the “Closing”) on July 3, 2007. A copy of the Securities Purchase Agreement is attached to this report as Exhibit 10.1.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Securities Purchase Agreement and the transactions contemplated thereby or a complete explanation of the materials thereof. The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1.

Registration Rights Agreement

On June 29, 2007, as a condition to the Securities Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to register the Shares within a pre-defined period. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement under the Securities Act of 1933 on Form S-1 or on Form S-3 (if the Company is eligible) covering the resale of the Shares and any other shares of common stock issued to the Investors under the Securities Purchase Agreement. If the Company does not register the Shares and any make good shares in a timely manner, or if the registration statement is not declared effective by pre-established deadlines in the Registration Rights Agreement, or if the Company fails to maintain such registration once effective, then the Investors are entitled to liquidated damages equal to 2.0% of the aggregate contribution of each Investor calculated monthly up to a maximum of 15% of the aggregate amount contributed by all Investors combined. The Registration Rights Agreement also gives the Investors customary piggyback registration rights. The Registration Rights Agreement is attached hereto as Exhibit 4.1.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement and the transactions contemplated thereby or a complete explanation of the materials thereof. The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 4.1.

Make Good Escrow Agreement

Also in connection with the entry into the Securities Purchase Agreement, on June 29, 2007, Mr. Chang entered into an escrow agreement (the “Make Good Escrow Agreement”) with the Investors and Securities Transfer Corporation (“STC”), as escrow agent, pursuant to which Mr. Chang agreed to certain “make good” provisions in the event that the Company does not meet a certain income threshold for fiscal year 2007 discussed in the Securities Purchase Agreement. Pursuant to the Make Good Escrow Agreement, Mr. Chang established an escrow account and delivered to the escrow agent certificates evidencing 1,124,564 shares of the Company’s common stock held by him (the “Make Good Shares”) along with blank stock powers, to be held for the benefit of the Investors. Mr. Chang agreed that if the after tax net income (ATNI) for the Company’s 2007 fiscal year is $8,350,000 or less (after the exclusion of certain items from the calculation), then he will transfer to the Investors, on a pro rata basis, the Make Good Shares within 10 business days after the Company’s annual report on Form 10-K is filed for the 2007 fiscal year. In such event, Mr. Chang’s obligation to transfer the Make Good Shares continues to apply to each of the Investors, even if an Investor has transferred or sold all or any portion of its securities, and each of the Investors shall have the right to assign its rights to receive a pro rata portion of the Make Good Shares in conjunction with negotiated sales or transfers of any of its securities. If the ATNI for the Company’s 2007 fiscal year is greater than $8,350,000 (after the exclusion of certain items from the calculation), the Make Good Shares will be released to Mr. Chang. The parties also agreed that for purposes of determining the ATNI under this agreement, the release of the Make Good Shares to the Investors or Mr. Chang as a result of the operation of the Make Good Agreement shall not be deemed to be an expense, charge, or other deduction from revenues even though GAAP may require contrary treatment. The Make Good Escrow Agreement will terminate upon the distribution of all the Make Good Shares. Other than in respect of this transaction and STC’s services to the Company as its transfer agent, STC has had no material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director. The Make Good Escrow Agreement is attached hereto as Exhibit 10.2.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Make Good Escrow Agreement and the transactions contemplated thereby or a complete explanation of the materials thereof. The foregoing description is qualified in its entirety by reference to the Make Good Escrow Agreement attached hereto as Exhibit 10.2.

Closing Escrow Agreement

Pursuant to the Securities Purchase Agreement, the Company, the Investors, and STC, as escrow agent, entered into an escrow agreement (the “Closing Escrow Agreement”), pursuant to which the Investors placed into escrow the full amount of the proceeds used to purchase the Shares. Pursuant to the Closing Escrow Agreement, the escrow funds, except for $2,000,000 (the “Holdback Escrow Amount”), were released to the Company upon the Closing. The Holdback Escrow Amount will be released to the Company upon its compliance with certain provisions of the Securities Purchase Agreement. The Closing Escrow Agreement is attached hereto as Exhibit 10.3.

Pursuant to the Closing Escrow Agreement, the Holdback Escrow Amount will be released to the Company upon the Company’s compliance with two conditions: (1) The Company must hire a chief financial officer who is an expert in certain accounting matters within six months of the Closing for a term of at least two years, and (2) the Board of Directors of the Company must be comprised of a majority of “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15) within six months of the Closing.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Closing Escrow Agreement and the transactions contemplated thereby or a complete explanation of the materials thereof. The foregoing description is qualified in its entirety by reference to the Closing Escrow Agreement attached hereto as Exhibit 10.3.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On June 29, 2007, the Company issued a press release announcing that it had entered into an agreement with certain acredited investors for the private placement of 5,556,000 shares of the Company’s common stock (the “Shares”) at a purchase price of $2.70 per share, for anticipated gross proceeds of approximately $15.0 million. A copy of the press release is furnished as Exhibit 99.1 hereto.

On July 6, 2007, the Company issued a press release announcing that, on July 3, 2007, it consummated this private placement for a purchase price, in the aggregate, of $15,001,200 or $2.70 per share. The combined shares represent 29.02% of the outstanding capital stock of the Company. A copy of the press release is furnished as Exhibit 99.2 hereto.

Roth Capital Partners, LLC acted as the Company’s placement agent (“Placement Agent”) in connection with the offering of the Shares. As compensation for its services, the Placement Agent received a cash fee equal to $1,050,084, representing 7% of the gross proceeds received from the sale of the Shares. The Placement Agent is also entitled to receive warrants to purchase up to 388,920 shares of common stock of the Company, representing 7% of the Shares. The warrants have a term of five years, will be exercisable immediately on issuance and have an exercise price of $2.70.

The foregoing securities were issued to these investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder. We relied upon Rule 506 of Regulation D under the Securities Act. These stockholders who received the securities in such instances made customary representations enabling the Company to rely on the Rule 506 exemption. The Company’s management made the determination that the investors are accredited investors as defined in Regulation D, based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The press releases furnished as Exhibits 99.1 and 99.2 hereto contain certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, are “forward-looking statements,” including statements regarding the Company’s business strategy, plans and objective and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “should,” “believes,” “expects,” “anticipates” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with and available from the SEC including the Company's Form 10-K for the fiscal year ended December 31, 2006. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1	Form of Registration Rights Agreement, dated June 29, 2007, among China Agritech, Inc. and the investors signatory thereto.

10.1	Form of Securities Purchase Agreement, dated June 29, 2007, among China Agritech, Inc., Chang Yu, and the investors signatory thereto.

10.2	Form of Escrow Agreement, dated June 29, 2007, among China Agritech, Inc., the investors signatory thereto, Chang Yu, and Securities Transfer Corporation, as escrow agent.

10.3	Form of Escrow Agreement, dated June 29, 2007, among China Agritech, Inc., the investors signatory thereto, and Securities Transfer Corporation, as escrow agent.

99.1	Press release dated June 29, 2007.

99.2	Press release dated July 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

By: /s/ Yu Chang
Yu Chang
President and Chief Executive Officer

Dated: July 6, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Form of Registration Rights Agreement, dated June 29, 2007, among China Agritech, Inc. and the investors signatory thereto.
10.1	Form of Securities Purchase Agreement, dated June 29, 2007, among China Agritech, Inc., Chang Yu, and the investors signatory thereto.
10.2	Form of Escrow Agreement, dated June 29, 2007, among China Agritech, Inc., the investors signatory thereto, Chang Yu, and Securities Transfer Corporation, as escrow agent.
10.3	Form of Escrow Agreement, dated June 29, 2007, among China Agritech, Inc., the investors signatory thereto, and Securities Transfer Corporation, as escrow agent.
99.1	Press release dated June 29, 2007.
99.2	Press release dated July 6, 2007.